Exhibit 99.3

NOTICE OF GUARANTEED DELIVERY

For Tender of Any and All Outstanding

10 3/4% Senior Notes Due 2011
in Exchange for
10 3/4% Senior Notes Due 2011
Which Have Been Registered Under the Securities Act of 1933, as Amended
of
LAIDLAW INTERNATIONAL, INC.

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used by registered holders of outstanding $406,000,000 principal amount of 10 3/4% Senior Notes due 2011 (the “Outstanding Notes”) of Laidlaw International, Inc., a Delaware corporation (the “Company”), who wish to tender their Outstanding Notes pursuant to the exchange offer described in the prospectus dated                            , 2004 (as the same may be amended or supplemented from time to time, the “Prospectus”) and (a) whose certificates for the Outstanding Notes are not immediately available, (b) who cannot deliver their Outstanding Notes, the Letter of Transmittal and all other required documents to Deutsche Bank Trust Company Americas (the “Exchange Agent”), or (c) who cannot complete the procedures for book-entry transfer prior to 5:00 p.m., New York City time, on                            , 2004 or such later date and time to which the exchange offer may be extended (the “Expiration Date”).

     This Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be delivered by hand or sent by facsimile transmission or mail to the Exchange Agent, and must be received by the Exchange Agent prior to the Expiration Date. See “The Exchange Offer — Procedures for Tendering Outstanding Notes” in the Prospectus. Capitalized terms used but not defined herein shall have the same meaning given them in the Prospectus.

The Exchange Agent For The Exchange Offer Is:

DEUTSCHE BANK TRUST COMPANY AMERICAS

By Hand:

Deutsche Bank Trust Company Americas
C/O The Depository Trust Clearing Corporation
55 Water Street, 1st floor
Jeanette Park Entrance
New York, NY 10041

By Mail:

DB Services Tennessee, Inc.
Reorganization Unit
P.O. Box 292737
Nashville, TN 37229-2737

Fax: (615) 835-3701

By Overnight Mail or Courier:

DB Services Tennessee, Inc.
Corporate Trust & Agency Services
Reorganization Unit
648 Grassmere Park Road
Nashville, TN 37211

Confirm by Telephone

(615) 835-3572

Information: (800) 735-7777

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF THIS NOTICE OF GUARANTEED DELIVERY VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

      The undersigned hereby tenders to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the related Letter of Transmittal, the Outstanding Notes indicated below pursuant to the guaranteed delivery procedures set forth in “The Exchange Offer — Procedures for Tendering Outstanding Notes — Guaranteed Delivery” in the Prospectus and in the instructions to the Letter of Transmittal.

Name(s) of Registered Holder(s):

(Please Type or Print)

Signature(s):

________________________________________________________________________________

Address(es):

________________________________________________________________________________

Area Code(s) and Telephone Number(s):

_____________________________________________________________________________ QR

Account Number:

________________________________________________________________________________

Date:

________________________________________________________________________________

Certificate No(s). (if available)	Principal Amount of Outstanding Notes Tendered*

      * Must be in integral multiples of $1,000.

GUARANTEE OF DELIVERY

(not to be used for signature guarantee)

      The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc., a commercial bank or trust company having an office or a correspondent in the United States or an “eligible guarantor institution” within the meaning of Rule 17Ad-15 under the Securities Exchange Act of 1934 hereby guarantees that the undersigned will deliver to the Exchange Agent the certificates representing the Outstanding Notes being tendered hereby in proper form for transfer (or a confirmation of book-entry transfer of such Outstanding Notes, into the Exchange Agent’s account at the book-entry transfer facility of The Depository Trust Company (“DTC”)) with delivery of a properly completed and duly executed Letter of Transmittal (or manually-signed facsimile thereof), with any required signature guarantees, or an Agent’s Message, in the case of a book-entry transfer, and any other required documents, all within three New York Stock Exchange trading days after the date of execution of the Notice of Guaranteed Delivery.

      The institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the certificates representing any Outstanding Notes (or a confirmation of book-entry transfer of such Outstanding Notes into the Exchange Agent’s account at DTC) and the Letter of Transmittal to the Exchange Agent within the time period shown herein. Failure to do so could result in a financial loss to such institution.

Name of Firm
Authorized Signature

Address	Name
Please Print or Type

(Zip Code)	Title
Area Code and
Telephone No.	Dated

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